As filed with the Securities and Exchange Commission on March 8, 2002
                                                     Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               Loews Corporation
           (Exact Name of Registrant as Specified in its Charter)

          Delaware                                             13-2646102
(State or Other Jurisdiction                               (I.R.S. Employer
  of Incorporation or Organization)                       Identification No.)


         667 Madison Avenue
         New York, New York                                    10021-8087
(Address of Principal Executive Offices)                       (Zip Code)



                       Carolina Group 2002 Stock Option Plan
                            (Full Title of the Plan)

                                   Barry Hirsch
             Senior Vice President, Secretary and General Counsel
                                Loews Corporation
                                667 Madison Avenue
                          New York, New York  10021-8087
                     (Name and Address of Agent for Service)

                                (212) 521-2000
         (Telephone Number, Including Area Code, of Agent for Service)
                                   ----------------

                            CALCULATION OF REGISTRATION FEE

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
------------------------------------------------------------------------------------------------
                                              Proposed          Proposed
                                               Maximum          Maximum
Title of Securities         Amount to be    Offering Price      Aggregate          Amount of
  to be Registered           Registered*      Per Share**     Offering Price    Registration Fee
------------------------------------------------------------------------------------------------

Carolina Group Stock, par
value $0.01 per share        1,500,000         $29.32          $43,980,000           $4,047
------------------------------------------------------------------------------------------------

  * Pursuant to Rule 416, this registration statement shall cover any additional securities to be offered or issued resulting from stock splits, stock dividends or any similar such transaction.
  ** Pursuant to Rule 457(h)(1), computed on the basis of the average of the high and low prices per share of the Carolina Group stock on March 6, 2002.



                                    PART II

                             INFORMATION REQUIRED IN
                            THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

  The following documents, which have heretofore been filed by Loews Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 1-6541, are incorporated by reference herein and shall be deemed to be a part hereof:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

        (b)  The Company's Current Report on Form 8-K dated January 4, 2002;

        (c)  The Company's Current Report on Form 8-K dated January 25, 2002;

        (d) The description of Carolina Group Stock contained in the Company's Registration Statement on Form 8-A dated January 28, 2002.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Barry Hirsch, Senior Vice President, Secretary and General Counsel of the Company holds options to purchase shares of Loews common stock, par value $1.00 per share. Loews common stock is another class of common stock of the Company. Mr. Hirsch has provided the opinion attached hereto as exhibit 5.1 regarding the legality of the securities being registered pursuant to this registration statement.

Item 6. Indemnification of Directors and Officers.

        Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.



        Article 8, Section 8.1 of the Company's By-Laws provides as follows:
"The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or an officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the [Delaware] General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officers may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 8.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article 8 and the relevant provisions, of the [Delaware] General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore, or thereafter brought or threatened based in whole or in part upon any such state of facts."

        The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

        See also the undertakings set out in response to Item 9 herein.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        See Index to Exhibits which is incorporated herein by reference.

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 8th day of March 2002.

                                        LOEWS CORPORATION


                                        By:/s/ Peter W. Keegan
                                        --------------------------

                                        Peter W. Keegan
                                        Senior Vice President and
                                        Chief Financial Officer

           Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 8, 2002.



                                                      Title
                                                      -----

/s/ James S. Tisch                      Director, President, Chief
---------------------------               Executive Officer, Member of the
James S. Tisch                            Office of the President
                                          (Principal Executive Officer)


/s/ Peter W. Keegan                     Senior Vice President and Chief
---------------------------               Financial Officer (Principal
Peter W. Keegan                           Financial Officer and Accounting
                                          Officer)


/s/ Guy A. Kwan                         Controller
---------------------------
Guy A. Kwan


                                        Director
---------------------------
Joseph L. Bower


/s/ John Brademas                       Director
---------------------------
John Brademas


/s/ Paul J. Fribourg                    Director
---------------------------
Paul J. Fribourg


                                        Director
---------------------------
Bernard Myerson


                                        Director
---------------------------
Edward J. Noha

/s/ Michael F. Price                    Director
---------------------------
Michael F. Price


/s/ Gloria R. Scott                     Director
---------------------------
Gloria R. Scott


/s/ Andrew H. Tisch                     Director, Chairman of the Executive
---------------------------               Committee, Member of the Office of
Andrew H. Tisch                           the President




/s/ Jonathan M. Tisch                   Director, Member of the Office of the
---------------------------               President
Jonathan M. Tisch



/s/ Laurence A. Tisch                   Director, Co-Chairman of the Board
---------------------------
Laurence A. Tisch


/s/ Preston R. Tisch                    Director, Co-Chairman of the Board
---------------------------
Preston R. Tisch


                                        	Director
---------------------------
Fred Wilpon

                                 EXHIBIT INDEX


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

Exhibit    Description of Exhibits
Number     -----------------------
-------

 4.1 Carolina Group 2002 Stock Option Plan, incorporated herein by reference to Exhibit 10.29 to Registrant's Annual Report on Form
           10-K for the fiscal year ended December 31, 2001 (File No. 1-6541).

 4.2       Restated Certificate of Incorporation of the Registrant, dated
           October 20, 1987, incorporated herein by reference to Exhibit 3.01 to Registrant's Report on Form 10-K for the fiscal year ended
           December 31, 2001 (File No. 1-6541).

 4.3       Certificate of Amendment of Certificate of Incorporation of
           Registrant, dated May 16, 1996, incorporated herein by reference to
           Exhibit 3.02 to Registrant's report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-6541).

 4.3       Certificate of Amendment of Certificate of Incorporation of
           Registrant, dated May 8, 2001 incorporated herein by reference to
           Exhibit 3.03 to Registrant's report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-6541).

 4.5	       Certificate of Amendment of Certificate of Incorporation of
           Registrant, dated January 30, 2002, incorporated herein by reference to Exhibit 3.04 to Registrant's Annual Report on Form
           10-K for the fiscal year ended December 31, 2001 (File
           No. 1-6541).

 4.6 By-Laws of the Registrant, as amended through February 20, 2001, incorporated herein by reference to Exhibit 3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
           December 31, 2000 (File No. 1-6541).

 5.1       Opinion of Barry Hirsch, Esq.

23.1       Consent of Barry Hirsch, Esq. (included in Exhibit 5.1).

23.2	       Consent of Deloitte & Touche LLP.
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